The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA










September 24, 2007

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Eight Ordinary
Share of Telecom Corporation
of New Zealand Limited
(Form F6 File No. 333143386)


Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in number of ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio for Telecom
Corporation of New Zealand Limited

The Prospectus has been revised to reflect the new ratio, and has been overstampted with
Effective September 24, 2007 the
Companys American Depositary Share
(ADS) Ratio Changed from 18 (One ADS
Representing Eight Ordinary Shares) to
15 (One ADS Representing Five Ordinary
Shares).

Attached to this letter is a copy of a letter from [Issuers Name] to The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 8152276

Violet Pagan
Vice President
The Bank of New York Mellon  ADR
Division

Encl.
CC Paul Dudek, Esq. (Office of International
Corporate Finance)